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                                                                      EXHIBIT 23


                                Exhibit 27(n)(i)



                   Consent of Sutherland Asbill & Brennan LLP


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                                S.A.B. Letterhead

                                January 31, 2003

Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Life Account
570 Carillon Parkway
St. Petersburg, Florida 33716

               RE:   WRL Series Life Account
                     WRL Freedom Elite Advisor
                     File Nos. 333-100993/811-4420

Gentlemen:

        We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information for the WRL Freedom Elite Advisor contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 (File No. 333-100993/811-4420) of the WRL Series Life Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                         Very truly yours,

                         SUTHERLAND ASBILL & BRENNAN LLP

                         By: /s/ Mary Jane Wilson-Bilik
                             --------------------------
                             Mary Jane Wilson-Bilik